Exhibit 10.3

Final Form
DENALI THERAPEUTICS INC.
STANDSTILL AND STOCK RESTRICTION AGREEMENT

    This Standstill and Stock Restriction Agreement (this “Agreement”) is made as of September 22, 2020 (“Effective Date”) by and among Denali Therapeutics Inc., a Delaware corporation (the “Company”) and Biogen MA Inc., a Massachusetts corporation (the “Investor”).
    WHEREAS, the Investor has agreed to purchase shares of the Company’s Common Stock (the “Purchased Shares”) pursuant to that certain Common Stock Purchase Agreement of even date herewith, by and between the Company and the Investor (the “Purchase Agreement”).
    WHEREAS, it is a condition to the Closing (as defined in the Purchase Agreement) of the sale of the Purchased Shares that the Company and Investor execute and deliver this Agreement.
    NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:
1.Standstill. Until terminated pursuant to Section 5(a), Investor hereby agrees that, without the prior approval of the Board (as defined in the Purchase Agreement), Investor shall not and shall not permit or cause any Affiliate (as defined in the Purchase Agreement) or Representative (as defined below) of Investor to:
(a)acting alone or with others, acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase, merger, business combination or in any other manner, any voting securities or direct or indirect rights to acquire any securities of the Company or any subsidiary thereof, or of any successor to or person in control of the Company if after such acquisition Investor, together with its Affiliates, would own 10% or more of the outstanding capital stock of the Company or voting power of the Company, or any assets of the Company or any subsidiary or division thereof or of any such successor or controlling person; provided that any investment by Investor or an Affiliate of Investor in third-party mutual funds or other similar passive investment vehicles that hold interests in securities of the Company or any of its Affiliates shall not be taken into account for the purpose of this subparagraph (a);
(b)enter into any voting agreements, trusts or similar arrangements with respect to voting securities of the Company other than as set forth herein;
(c)make, or in any way participate, directly or indirectly, in any “solicitation” of “proxies” to vote (as such terms are used in the rules promulgated by the Securities and Exchange Commission (the “Commission”)), or seek to advise or influence any person or entity with respect to the voting by any third party of any voting securities of the Company;
(d)make any public announcement, directly or indirectly, with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving the Company or any of its securities or assets;
(e)form, join or in any way participate in a “group” as defined in Section 13(d)(3) (a “13D Group”) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with any of the foregoing;
(f)act, alone or in concert with others, to seek to control, advise, change or influence the management, Board, governing instruments, policies or affairs of the Company;

(g)disclose any intention, plan or arrangement inconsistent with the foregoing;
(h)have any discussions or enter into any arrangement with, or advise, assist or encourage any other person in connection with any of the foregoing events;
(i)take any action that could reasonably be expected to require the Company to make a public announcement regarding the possibility of any of the events described in clauses (a) through (h) above; or
(j)request the Company or any of its agents or Representatives, directly or indirectly, in any public manner, to amend or waive any of the foregoing provisions.
For the purposes of this Agreement, “Representatives” means as to any person, its directors, officers, employees, agents and advisors (including, without limitation, financial advisors, attorneys and accountants) and debt and/or equity financing sources and their advisors.
Notwithstanding the foregoing, it is understood and agreed that Investor shall not be prohibited from entering into an agreement and having discussions with legal, accounting or financial advisors for the limited purposes of evaluating any of the transactions contemplated by this Section 1, and Investor and/or its Affiliates may initiate private discussions with the Company that Investor and/or its Affiliates would be interested in engaging in discussions with the Company that could result in a negotiated transaction otherwise prohibited by this Section 1; provided, however, that any such discussions shall be expressly conditioned on approval of such proposal by the Board and will not reasonably be expected to require public disclosure.
2.Transfer Restrictions.
(a)Notwithstanding anything to the contrary in the Purchase Agreement, during the period from the date of the Closing (as defined in the Purchase Agreement) until the earliest to occur of (x) eighteen (18) months after the date of the Closing and (y) a Change of Control (as defined below) (such period, the “Restricted Period”), Investor shall not, directly or indirectly, sell, transfer, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, transfer the economic risk of ownership of, or otherwise dispose of (each, a “Transfer”) any securities of the Company except:
(i)to the Company;
(ii)in response to a bona fide public tender offer or exchange offer subject to Regulation 14D or Rule 13e-3 of the rules promulgated under the Exchange Act by the Commission, for cash or other consideration which is made by or on behalf of the Company;
(iii)in connection with a Change of Control; or
(iv)to an Affiliate of Investor in one or more transactions, so long as prior to or concurrent with any such Transfer such Affiliate agrees in writing to be bound by the terms of this Agreement.
(b)Upon termination of the Restricted Period, Investor shall be permitted to Transfer the Purchased Shares in an amount not to exceed, on any trading day, ten percent (10%) of the average daily trading volume of the Common Stock on Nasdaq over the five (5) trading day period ending on the trading day immediately prior to such trading day; provided, however, that if over any consecutive three week period Investor Transfers Purchased Shares in an amount that exceeds five percent (5%) of the trading volume of the Common Stock on Nasdaq over such three week period, the Investor shall not be permitted to Transfer any Purchased Shares for the following five (5) trading days (the “Volume Limitation”). Notwithstanding the foregoing, this Section 2(b) will not preclude, and the Volume Limitation shall not apply to, sales of Purchased Shares by Investor pursuant to circumstances described in Section 2(a)(i)-(iv).

3.Voting Agreement.
(a)Voting of Securities. Until terminated pursuant to Section 5(b), in any vote or action by written consent of the stockholders of the Company, including, without limitation, with respect to the election of directors, but excluding any Extraordinary Matter (as defined below), the Investor shall, and shall cause its controlled Affiliates to, vote or execute a written consent with respect to all of the voting securities of the Company as to which it and its controlled Affiliates are entitled to vote or execute a written consent in the same manner and proportion as the votes cast by the holders of the voting securities other than Investor or any of its controlled Affiliates. Notwithstanding anything in this Agreement to the contrary, the Investor and its controlled Affiliates may vote or execute a written consent with respect to, any or all of the voting securities of the Company as to which they are entitled to vote or execute a written consent, as determined in their sole discretion, with respect to the following matters, if presented to the Company’s stockholders for approval (each such matter being an “Extraordinary Matter”):
(i)any issuance of the Company’s Common Stock that represents more than 20% of the then outstanding Common Stock of the Company; or
(ii)a Change of Control, solely in the event that the Investor or one of its Affiliates has made and not withdrawn a good faith, bona fide proposal to be a counterparty to a Change of Control in compliance with the terms of Section 1. In such event, Investor agrees that it will not exercise any applicable dissenters or appraisal rights with respect to any Change of Control.
(b)Irrevocable Proxy. In furtherance of Section 3(a), the Investor hereby irrevocably appoints the Company and its designees, and each of them, as attorneys, agents and proxies, with full power of substitution, for the Investor, and in the name, place and stead of the Investor, to vote (or cause to be voted) in such manner as set forth in Section 3(a) with respect to all of the voting securities of the Company as to which the Investor is or may be entitled to vote at any meeting of the Company held after the date hereof, whether annual or special and whether or not an adjourned meeting (the “Irrevocable Proxy”).  The Irrevocable Proxy is coupled with an interest, shall be irrevocable and binding on any successor in interest of the Investor and shall not be terminated by operation of law upon the occurrence of any event.  The Irrevocable Proxy shall operate to revoke and render void any prior proxy as to any securities of the Company heretofore granted by the Investor that is inconsistent herewith.  Notwithstanding the foregoing, the Irrevocable Proxy shall be effective only during the Restricted Period and if (and only if), at any annual or special meeting of the stockholders of the Company and at any adjournments or postponements of any such meetings, the Investor (A) fails to appear or otherwise fails to cause any securities of the Company to be counted as present for purposes of calculating a quorum or (B) fails to vote such securities of the Company in accordance with Section 3(a), in each case at least five (5) business days prior to the date of such stockholders’ meeting. The Irrevocable Proxy shall terminate upon the earlier of the expiration or termination pursuant to Section 5(b) of the voting agreement set forth in Section 3(a).
4.Registration Rights
(a)Rule 144 Reporting. With a view to making available to the Investor the benefits of certain rules and regulations of the Commission which may permit the sale of the Purchased Shares to the public without registration, the Company agrees to use commercially reasonable efforts to:
(i)make and keep public information available, as those terms are understood and defined in Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”);
(ii)file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and
(iii) furnish the Investor forthwith upon request (A) a written statement by the Company as to its compliance with the public information requirements of said Rule 144, (B) a copy of the most recent annual or quarterly report of the Company, and (C) such other reports and documents as may be reasonably requested in availing the Investor of any rule or regulation of the Commission permitting the sale of any such securities without registration.
(b)Registration.
(i)If, following the termination of the Restricted Period, the Purchased Shares cannot be sold without restriction pursuant to Rule 144 promulgated under the Securities Act, then upon Investor’s written request, the Company will use commercially reasonable efforts to promptly register all or a portion of the Purchased Shares for resale under the Securities Act on a Registration Statement on Form S-3 (the “Registration Statement”), and will use commercially reasonable efforts to have such Registration Statement promptly declared effective by the Commission.
(ii)The Company will use commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act for one hundred eighty (180) days following the initial effectiveness of such Registration Statement or, if earlier, until the date all of the Purchased Shares covered by such Registration Statement have been sold or can be sold publicly without restriction or limitation under Rule 144.
(iii)The Investor shall furnish to the Company such information regarding the Investor, and the distribution proposed by the Investor, as the Company may reasonably request in writing and as shall be required in connection with the Registration Statement.
(iv)In the event Investor intends to dispose of the Purchased Shares registered on the Registration Statement through an underwritten public offering (an “Underwritten Offering”), (a) the Company shall select the underwriter(s) of the Underwritten Offering, subject to the approval of the Investor (such approval not to be unreasonably withheld, conditioned or delayed), (b) each of the Company and the Investor shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering; provided, that (1) the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of the underwriter(s) shall also be made to and for the benefit of the Investor, (2) the Investor shall not be required to make any representations and warranties to, or agreements with, any underwriter in a registration other than customary representations, warranties and agreements, (c) the Company will reasonably cooperate with the Investor and the underwriter(s) to effect the Underwritten Offering, including by using its commercially reasonable efforts to furnish (1) an opinion of the counsel representing the Company, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriter(s), (2) a letter from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriter(s); and (3) customary closing certificates and other such other documentation in form and substance as is customarily delivered by a company in a underwritten public offering.
(v)Notwithstanding the foregoing obligations, if the Company furnishes to Investor a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Board it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (a) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (b) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (c) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than sixty (60) days after the request of Investor is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such sixty (60) day period (other than (1) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (2) a registration relating to an SEC Rule 145 transaction; or (3) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered).
(vi)The Company shall not be obligated to effect, or to take any action to effect, any registration or Underwritten Offering pursuant to this Section 4(b) (x) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (y) if the Company has previously effected one registration pursuant to this Section 4(b).
(vii)The Company shall pay all Registration Expenses (as defined below) incident to the performance of or compliance with this Section 4(b) by the Company. “Registration Expenses” means all expenses incurred by the Company in performing or complying with this Section 4(b), including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of the Company’s counsel, blue sky fees, and the expense of any audits, comfort letters or consents incident to or required by any registration, and the fully-burdened full time equivalent rate of the Company’s employees who conduct activities related to any registration or offering of Purchased Shares under this Agreement. The Investor will bear the expenses of its own counsel and any Selling Expenses (as defined below) based upon the sale of Purchased Shares. “Selling Expenses” means all underwriting discounts and selling commissions applicable to an offering involving Purchased Shares registered pursuant to this Section 4(b).
5.Termination.
(a)Termination of Standstill. The restrictions set forth in Section 1 shall terminate upon the earliest to occur of the following:
(i)merger, consolidation or other business combination or transaction to which the Company is a party if the stockholders of the Company immediately prior to the effective date of such merger, consolidation or other business combination or transaction, as a result of such share ownership, have beneficial ownership of voting securities of the Company representing less than 50% of the total number of votes which may be cast in the election of members of the Board if all securities entitled to vote in the election of such directors are present and voted (“Total Voting Power”) of the surviving entity following such merger, consolidation or other business combination or transaction; (ii) an acquisition by any person, entity or 13D Group (other than a 13D Group of which Investor or any of its Affiliates is a member) of direct or indirect beneficial ownership of voting securities of the Company representing 50% or more of the Total Voting Power; (iii) a sale of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company (collectively, a “Change of Control”); provided, however, that a Change of Control shall not include transactions for which the primary purpose is raising capital;
(ii) the date following the Closing on which Investor and its controlled Affiliates (or any 13D Group of which Investor or any of its Affiliates is a party) together beneficially own less than five percent (5%) of Company’s outstanding stock; or
(iii)eighteen (18) months after the date of the Closing.

(b)Termination Voting Agreement. The restrictions set forth in Section 3 shall terminate upon the earliest to occur of the following:
(i)a Change of Control; or
(ii)eighteen (18) months after the date of the Closing.
(c)Termination of Registration Rights. The rights under Section 4 shall terminate upon the earliest to occur of the following:
(i)a Change of Control; or
(ii)three (3) years after the date the Restricted Period ends.
(d)The restrictions set forth in Section 1 and the restrictions set forth in Section 2 shall be suspended and shall not apply to or otherwise restrict the Investor’s actions in respect of the Company’s securities for so long as a Significant Event has occurred and is continuing. For purposes of this Section 5(d), a “Significant Event” shall mean any of the following not involving a violation of Section 1: (i) the public announcement of a proposal to acquire, or the acquisition, by any person or 13D Group of beneficial ownership of voting securities of the Company representing 15% or more of the then outstanding voting securities of the Company, or all or substantially all of the assets of the Company; (ii) the commencement, by any person or 13D Group of a tender or exchange offer, to acquire voting securities of the Company which, if successful, would result in such person or 13D Group owning, when combined with any other voting securities of the Company owned by such person or 13D Group, 15% or more of the then outstanding voting securities of the Company; or (iii) the entry into by the Company, or the public announcement by the Company of a determination to enter into or commence or continue any discussions relating to, any merger, sale or other business combination transaction, or an agreement therefor, pursuant to which the outstanding shares of capital stock of the Company would be converted into cash, other consideration or securities of another person or 13D Group or 50% or more of the then outstanding shares of capital stock of the Company would be owned by persons other than the then current holders of shares of capital stock of the Company, or which would result in all or a substantial portion of the Company’s assets being sold to any person or 13D Group.
6.Indemnification. If the Purchased Shares are included in a registration statement pursuant to Section 4, then, subject to the provisions of this Section 6, the Company will indemnify and hold the Investor and its directors, officers, shareholders, members, partners, employees and agents, including underwriters, and each person or entity who controls the Investor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the directors, officers, shareholders, agents, members, partners or employees of such controlling persons (each, an “Indemnified Person”) harmless from any and all Indemnified Losses (as defined below), provided that the Company shall not be liable for any Indemnified Losses to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any Investor, controlling person, or other aforementioned person expressly for use in connection with a registration of securities. Promptly after receipt by any Indemnified Person of notice of any demand or claim from any person or entity that would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnification may be sought pursuant to this Section 6 (a “Third Party Claim”), such Indemnified Person shall promptly notify the Company in writing, and in reasonable detail, of such Third Party Claim, but in no event shall the Company be liable for any Indemnified Losses to the extent such Indemnified Losses arose from any delay in the Indemnified Person providing notice the Company. Thereafter, the Indemnified Person will deliver to the Company, within five (5) business days after the Indemnified Person’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Person relating to the Third Party Claim. If notice of a Third Party Claim is delivered to the Company, the Company will be entitled, if it so chooses, to assume the defense thereof (subject to a reservation of rights) with counsel selected by the Company by giving the Indemnified Person written notice within twenty (20) days of the Company’s receipt of notice of the Third Party Claim pursuant to this Section 6. If the Company does not give such notice to the Indemnified Person of the Company’s intent to assume the defense of the Third Party Claim, the Indemnified Person shall be entitled to assume the defense thereof. Should the Company so elect to assume the defense of a Third Party Claim, the Company will not be liable to the Indemnified Person for legal expenses subsequently incurred by the Indemnified Person in connection with the defense thereof. If the Company assumes such defense, the Indemnified Person will have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Company, it being understood, however, that the Company will control such defense, except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is a material conflict on any material issue between the position of the Company and the position of such Indemnified Person, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel for all Indemnified Persons entitled to indemnification hereunder. If the Company chooses to defend any Third Party Claim, then all the Parties will cooperate in the defense or prosecution of such Third Party Claim. The Indemnified Person will not admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the prior written consent of the Company. Notwithstanding any other provision of this Agreement, the Company shall not enter into settlement of any Third Party Claim without the prior written consent of the Indemnified Person (which consent shall not be unreasonably withheld), unless such settlement requires only the payment of money that the Company is obligated to pay. For purposes of this Section 6, “Indemnified Losses” means any loss, damage, claim or liability (joint or several) to which an Indemnified Person hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the Company (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.
7.Miscellaneous Provisions.
(a)Amendments and Waivers.  Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this Section 7(a) shall be binding upon the Investor and each transferee of the Purchased Shares, each future holder of all such securities, and the Company.
(b)Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or otherwise furnished to the Company at Closing, or to such e-mail address or address as subsequently modified by written notice given in accordance with this Section 7(b). If notice is given to the Company, a copy shall also be sent to Wilson Sonsini Goodrich and Rosati, P.C., 650 Page Mill Road, Palo Alto, CA 94304, Attn: Tony Jeffries, Esq., tjeffries@wsgr.com, and if notice is given to the Investor, a copy shall also be given to Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, MA 02199, Attn: Zachary Blume, zachary.blume@ropesgray.com.
(c)Governing Law.  This Agreement shall be governed by the internal law of the State of Delaware without regard to principles of conflicts of law.

(d)Dispute Resolution: The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of the state of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of the state of Delaware or the United States District Court for the District of Delaware, and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.
WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE PURCHASE AGREEMENT AND THE SECURITIES ISSUED THEREUNDER, OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
(e)Successors and Assigns. Except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.
(f)Entire Agreement. This Agreement and the Purchase Agreement constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.
(g)Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-breaching or non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.
(h)Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.
(i)Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument. Counterparts may be delivered electronic mail (including .pdf or any electronic signature) or other transmission method and any counterpart so delivered shall be deemed an original.

(j)Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.
(k)Stop Transfer Instructions. The Company may issue appropriate “stop transfer” instructions to enforce the covenants set forth in this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Standstill and Stock Restriction Agreement as of the Effective Date.

COMPANY:

DENALI THERAPEUTICS INC.
a Delaware corporation

By:	/s/ Ryan J. Watts
Name:	Ryan Watts, Ph.D.
Title:	President and CEO

Address:
161 Oyster Point Boulevard
South San Francisco, CA 94080

E-mail:

IN WITNESS WHEREOF, the parties have executed this Standstill and Stock Restriction Agreement as of the Effective Date.

INVESTOR:
BIOGEN MA INC.

By:	/s/ Alfred W. Sandrock, Jr.
Name:	Alfred W. Sandrock, Jr.
Title:	EVP, R&D

Address:
225 Binney Street
Cambridge, MA 02142

E-mail:

(Signature Page to Standstill and Stock Restriction Agreement)